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                                                           FOR IMMEDIATE RELEASE
                                                               September 1, 2004

    EXTENDICARE ANNOUNCES RETROACTIVE PENNSYLVANIA MEDICAID FUNDING INCREASE
              AND SALE OF ARKANSAS AND BRITISH COLUMBIA FACILITIES


MARKHAM, ONTARIO (TSX: EXE and EXE.A; NYSE: EXE.A), Extendicare Inc. and its wholly owned U.S. subsidiary, Extendicare Health Services, Inc. (EHSI), announced that the Governor of Pennsylvania has approved a Medicaid rate increase retroactive to July 1, 2003.

EHSI will be recording in the third quarter of 2004 a revenue pick up of approximately US$4.5 million for the 12-month period ended June 30, 2004. The State has not confirmed rates for the July 1, 2004 to June 30, 2005 fiscal year, however payment rates will remain at the newly revised level until further notice.

In addition, EHSI has closed on the sale of its operations in Arkansas and Extendicare Inc. is announcing the sale of its sole nursing facility in British Columbia.

The Company is disposing of the facilities because they are small stand alone operations in each jurisdiction and have been subject to difficult market conditions and do not contribute significantly to earnings.

The Arkansas operation includes a 96-bed nursing facility and three assisted living facilities of 181 assisted living units located on one campus. The sale price of US$6.1 million consists of cash and a US$0.9 million five-year note. The loss on sale is approximately US$0.7 million. These operations contributed US$4.0 million to revenue and US$0.2 million to EHSI's pre-tax earnings for the six months ended June 30, 2004.

Extendicare's 75-bed nursing home in British Columbia is being sold this month for $5.5 million cash, of which $3.2 million will be used to retire long-term debt associated with the facility. The gain on sale is estimated to be $0.5 million. In the first half of 2004, these operations contributed $2.1 million to revenue and $0.1 million to Extendicare's pre-tax earnings.

Extendicare will continue to monitor the performance of its various operations and rationalize its portfolio as required.

Extendicare, through its subsidiaries, operates 268 long-term care facilities across North America, with capacity for over 27,900 residents. As well, through its operations in the United States, Extendicare offers medical specialty services such as subacute care and rehabilitative therapy services, while home health care services are provided in Canada. The Company employs 35,600 people in North America.

Statements contained in this release other than statements of historical fact, including statements regarding anticipated financial performance, business strategy and management's plans and objectives for future operations, are forward-looking statements. These forward-looking statements can be identified as such because the statements generally include words such as "expect", "intend", "anticipate", "believe", "estimate", "plan" or "objective" or other similar expressions. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, these statements. In addition to the risks and uncertainties related to these statements, other risks and uncertainties are identified in Extendicare Inc.'s or Extendicare Health Services, Inc.'s filings with Canadian and United States securities regulators and include, but are not limited to, the following: changes in the health care industry in general and the long-term care industry in particular because of political and economic influences; changes in regulations governing the industry and the Company's compliance with such regulations; changes in government funding levels for health care services; resident care litigation, including exposure for punitive damage claims and increased insurance costs, and other claims asserted against the Company; the Company's ability to attract and retain qualified personnel; the availability and terms of capital to fund the


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Company's capital expenditures; changes in competition; and demographic changes.
Given these risks and uncertainties, readers are cautioned not to place undue reliance on the Company's forward-looking statements. All forward-looking statements contained in this report are necessarily estimates reflecting the best judgement of the party making such statements based upon current information, and the Company assumes no obligation to update any forward-looking statement.

For further information, contact:

Extendicare Inc.
Christopher Barnes
Manager, Investor Relations
Phone:  (905) 470-5483
Fax:  (905) 470-4003
Email: cbarnes@extendicare.com
Visit Extendicare's Website @ WWW.EXTENDICARE.COM